21/F, Tower 1& 2, The Gateway, Harbour City, Tsimshatsui, Kowloon, Hong Kong

Commercial Bank

Our reference: 174781/013111/vw Date: January 31, 2011

Hong Kong Highpower Technology Company Limited Room 4 Block 4 l3/F Tai Ping Industrial Centre 51A Ting Kok Road Tai Po N.T.

Dear Sirs,

Re:           Uncommitted Demand Credit Facility (the “Facility”) as detailed below

Pursuant to our previous discussion, we are pleased to propose the following terms and conditions for the above-mentioned Facility.

Borrower	:	Hong Kong Highpower Technology Company Limited

Lender	:	Citibank, N.A., Hong Kong Branch

Facility Type, Facility Amount and Description	:
Uncommitted, revolving short term credit facility up to an aggregate limit of USD3,000,000.00 issuance of letters of credit (“LC”) with or without title on goods and any related facilities, trust receipt loan and negotiation of export bills under LC acceptable to the Lender.

Purposes	:	To finance trade transactions

Tenor of Facility	:	1. Import bills Import LC may be issued at sight and/or usance of up to 120 days. Combined usance and loan period of anyone transaction under import facilities shall not exceed 120 days.

2. Export Bills For usance LC, the maximum tenor is up to 120 days.

Interest Rate / Fees	:
1.     Export and/or import bills
(a)   Interest will be charged at a rate of 1.50% p.a. over the higher of (i) LIBOR and (ii) the Lender’s cost of fund.
(b)   For LC Opening Commission: 0.125% flat (min. HKD400)

2. Others Other fees and commissions will be charged at our standard rates unless otherwise stipulated.

(Interest rate and commissions mentioned above will be subject to fluctuation at our discretion.)

Cancellation and Repayment	:	The Lender reserves the overriding right to modify and/or cancel the Facility and the terms/conditions at anytime at its discretion. The Facility is repayable upon demand made by the Lender.

Waiver of Consequential Damages	:
In no event shall the Lender, its subsidiaries, affiliates, officers or directors be liable on any theory of liability for any special, indirect, consequential or punitive damages and the Borrower hereby waives, releases and agrees not to sue upon any such claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favour.

Expenses	:
All expenses, including but not limited to legal fees, insurance premium, valuation fee, documentation costs, out-of-pocket expenses and stamp duties, are for account of the Borrower. The Lender will debit any of the Borrower’s accounts with all such commissions, fees, charges, costs and expenses incurred by the Lender in connection with the Facility.

Conditions Precedent	:
Availability of the Facility shall be at the absolute discretion of the Lender and subject to our discretion and satisfaction of the following conditions precedent by the Borrower in form and substance satisfactory to us:

1. This Facility Letter has been duly signed by the Borrower.

2. Board Resolutions of the Borrower approving the Facility with the Lender and the execution of the relevant documents to which it is a party.

3. Sharing of Credit Data - Customer Consent duly confirmed by the Borrower.

4. Execution of the Lender’s standard documentation by the Borrower for facilities of this type including but not limited to Citibank General Customer Agreement (“GCA”).

5. Constitutional documents of the Borrower including but not limited to: • Memorandum and Articles of Association • Certificate of Incorporation • Business Registration Certificate

6. Any other documents as may be required by the Lender from time to time.

7. Execution and perfection of all Security as detailed below.

Security	:
Standby letters of credit issued by Citibank (China) Co., Ltd. Shenzhen Branch acceptable to the Lender for a sum of HKD23,400,000.00 in favor of Citibank, N.A., Hong Kong Branch to secure the credit facilities extended by the Lender to ,the Borrower.

Representation & Undertaking	:
Each of the Borrower undertakes and represents and warrants on each day until the day on which all facilities and deposits have been repaid in full and there are no obligations outstanding from any of them to the Lender and/or any of its affiliates, as follows:

The execution, issue and/or delivery of this Facility Letter, any of the related agreements and documents and the entry into, and performance of, the terms and transactions under any of the same by the Borrower (including the investment in any securities or derivatives) do not, and will not, :

•     violate in any respect any law, instrument, regulation, order, contract or agreement which affects or is binding on it or an of its assets; and
•     cause any limit (external or internal) on its borrowing, investment or any other power or of the powers of its board of directors (or other relevant corporate officers or management) to be exceeded;

and it has complied and will comply with all applicable disclosures and reporting obligations.

Governing Law	:
This Facility Letter shall be governed by and construed in accordance with the laws of the Hong Kong Special Administrative Region and the parties hereby agree to submit to the non-exclusive jurisdiction of the courts of the Hong Kong Special Administrative Region.

The above credit facilities and terms and conditions may be modified or cancelled by us without prior notice and notwithstanding the specified maximum tenor, remains immediately repayable on demand by notice in writing from the Lender to the Borrower.

Pursuant to paragraph 23.9 of the Code of Banking Practice, the Borrower hereby consents to the Lender providing to any guarantor or security provider in respect of any loan or credit facilities extended to the Borrower:

(a)	a copy of this Facility Letter and any financial information of the Borrower having been given to the Lender;

(b)	a copy of any formal demand for overdue payment which is sent to the Borrowers; and

(c)	from time to time on request by the guarantor or security provider, a copy of the latest statement of account provided to the Borrower (if any).

The Borrower undertakes to the Lender that it will immediately inform the Lender of any change of its directors or beneficial shareholders (where applicable), any payment default of or other material adverse changes affecting itself, its holding company, its and their subsidiaries and affiliates.  The availability of the Facility will be subject to the absence of these adverse changes and defaults.

By accepting and acknowledging this Facility Letter, the Borrower hereby (i) declares and confirms that all the data, information provided herein and all the documents submitted or to be submitted to the Lender are/shall be complete, true and accurate; (ii) consents to and authorises the Lender to disclose to or verify and/or exchange with its head office and other branches, subsidiaries, representative offices, agents and affiliates or with any person who has acquired or is considering an acquisition of any exposure (directly or indirectly) to payments payable by the Borrower under this Facility Letter or with any person who is or is considering evaluating, managing or administering (including acting as agent or trustee of any such scheme which manages or administers) any such exposure, any data, information and documents in relation to the Borrower whether provided by the Borrower at the Lender’s request or collected in the course of dealings between them and the Lender (including but not limited to any personal data, information and documents relating to the Borrower, any facilities, this Facility Letter or any other agreements or transactions or dealings between the Borrower and the Lender and the Borrower’s accounts, financial condition, business and affairs); (iii) acknowledge and agree that the Lender may from time to time outsource some of its services, operational and processing procedures relating to the foregoing to any third party service providers (including debt collection agents) selected by the Lender, whether situate in Hong Kong or elsewhere outside Hong Kong (and to whom it may disclose confidential information whether relating to the Facility or any Borrower or Guarantor or Security Provider); (iv) confirms that the Borrower have read and understood the terms and conditions of the GCA (in particular, Clause 25 thereof) and agrees that the Lender can from time to time make credit enquiry on the Borrower with any credit reference agency and submit the relevant data in connection with the Borrower and the Facility to such credit reference agency for the purpose of accessing to such enquiry and processing, evaluating and/or approving the Borrower’s application for the facilities; and (v) confirms and procures on a continuing basis for as long as any part of the Facility remains outstanding and for as long as the Lender has any obligation to provide the Facility, that all information including the constitutional documents and any certificate of incumbency and good standing as submitted by them or on their behalf (including through their respective registered agent (each a “Registered Agent”), as the case may be,) to the Lender and as the case may be, to each Registered Agent, are accurate, true, complete and up-to-date and we further undertake to inform you in writing within 30 days after any such information ceasing to be so, and to then also provide to the Lender the accurate and up-to-date information.

We are very pleased to be given this opportunity to assist you with this financing.  Please indicate your acceptance of the Facility by signing and returning to us the enclosed duplicate of this Facility Letter within one month after the date of this Facility Letter, after which date this offer will elapse.

If you have any question regarding the above, please do not hesitate to contact your Citibank Account Officer, Ms. Edith Fok, at 2957-7210.

Yours faithfully,

For and on behalf of

Citibank, N.A., Hong Kong Branch

    /s/ Andy Wong
Andy Wong

Head of Sales Division

Commercial Bank

Agreed and accepted for and on behalf of

Hong Kong Highpower Technology Company Limited

   /s/ Pan Dangyu
Authorized Signature(s)